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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus of National-Oilwell, Inc. for the registration of $200,000,000 5.65% Senior Notes due 2012 and to the incorporation by reference therein of our reports dated February 18, 2003, with respect to the consolidated financial statements, as amended, and schedule of National-Oilwell, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                     ERNST & YOUNG LLP

                                                     /s/ Ernst & Young LLP

June 23, 2003
Houston, Texas